Exhibit 10.100

CERTIFICATE OF DESIGNATIONS

OF

9.00% SERIES A FIXED-RATE RESET CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK

OF

VENTURE GLOBAL LNG, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), Venture Global LNG, Inc., a corporation duly organized and validly existing under the DGCL (the “Corporation”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Sixth Amended and Restated Certificate of Incorporation of the Corporation (as amended, restated, supplemented, or otherwise modified from time to time, the “Certificate of Incorporation”) authorizes the issuance of 3,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation, issuable from time to time in one or more classes or series, and authorizes the Board of Directors (the “Board”) of the Corporation, subject to the limitations under applicable Delaware law, to (i) determine the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock, (ii) fix the number of shares of any class or series of Preferred Stock and (iii) issue shares of Preferred Stock, in each case without any stockholder action or vote; and

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designations, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide authority for the Corporation to issue and designate 3,000,000 shares of the Preferred Stock to be known as “9.00% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock” (the “Series A Preferred Shares”) and does hereby in this certificate of designations (this “Certificate of Designations”) establish and fix and herein state and express the designations, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of such Series A Preferred Shares as follows:

Section 1. General Matters; Ranking.

Each Series A Preferred Share shall be identical in all respects to every other Series A Preferred Share. The Series A Preferred Shares, with respect to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Corporation, shall rank (a) senior to any Junior Securities; (b) on a parity basis with any Parity Securities; and (c) junior to any Senior Equity Securities.

Section 2. Standard Definitions.

As used herein with respect to the Series A Preferred Shares:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” shall have the meaning set forth in the recitals hereto.

“Business Day” means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

“Bylaws” means the Third Amended and Restated Bylaws of the Corporation, as they may be amended or restated from time to time.

“Calculation Agent” means, at any time, the Person appointed by the Corporation and serving as such agent with respect to the Series A Preferred Shares at such time. For the avoidance of doubt, the Corporation or any of its subsidiaries or affiliates may act as the Calculation Agent.

“Capital Stock” means (a) in the case of a corporation or company, corporate stock or shares, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Certificate of Designations” shall have the meaning set forth in the recitals hereto.

“Certificate of Incorporation” shall have the meaning set forth in the recitals hereto.

“Change of Control” means the occurrence, after the Initial Issue Date, of:

(a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are used in Section 13(d)(3) of the Exchange Act) other than any of the Permitted Holders, becomes the beneficial owner (as such term is defined in Rules 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Corporation (or its successors by merger, consolidation or purchase of all or substantially all of its assets); or

(b) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than any of the Permitted Holders;

provided, however, that a transaction in which the Corporation becomes a Subsidiary of another Person (other than any of the Permitted Holders) shall not constitute a Change of Control if (a) the stockholders of the Corporation immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Corporation immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person) and/or any of the Permitted Holders, “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Corporation; provided further, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of Voting Stock in connection with the transactions contemplated by such agreement, (ii) the phrase “person” or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (A) any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (B) any underwriter in connection with an IPO, and (iii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Corporation or the IPO entity beneficially owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such “group” or any other member of such group for purposes of determining whether a Change of Control has occurred.

“Change of Control Redemption Period” shall have the meaning set forth in Section 5(c).

“Change of Control Trigger Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Close of Business” means 5:00 p.m., New York City time.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Corporation and/or other companies.

“Corporation” shall have the meaning set forth in the preamble hereto.

“DGCL” shall have the meaning set forth in the preamble hereto.

“Dividend Payment Date” means the 30th day of March and September of each year, commencing on March 30, 2025.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date.

“Dividend Rate” shall have the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Company or any successor thereto.

“Eligible Parity Stock” shall have the meaning set forth in Section 8(a).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“First Reset Date” means September 30, 2029.

“Five-Year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, the arithmetic mean of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the most recent H.15. If the Five-Year U.S. Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to the foregoing calculation, or any such source as it deems reasonable from which to estimate the Five-Year U.S. Treasury Rate, will determine the Five-Year U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year U.S. Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention and the Reset Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year U.S. Treasury Rate, in a manner that is consistent with industry- accepted practices for such substitute or successor base rate.

“GAAP” means (1) generally accepted accounting principles in the United States of America as in effect from time to time; provided, that if any such accounting principle changes after the Initial Issue Date, the Corporation may, at its option, elect to employ such accounting principle or (2) if elected by the Corporation, any accounting principles that are recognized as being generally accepted as set forth above which are in effect from time to time, in each case as in effect on the first date of the period for which the Corporation makes such an election and thereafter as in effect from time to time; provided further, that in each case any such election, once made, shall be irrevocable.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board; and “most recent H.15” means the H.15 published closest in time but prior to the Close of Business on the applicable Reset Dividend Determination Date.

“Holder” means each Person in whose name any Series A Preferred Share is registered, who shall be treated by the Corporation and the Registrar as the absolute owner of such share of the Series A Preferred Shares for the purpose of making payment and for all other purposes.

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships, the estate of such individual and such other individuals above) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Initial Issue Date” means September 30, 2024, the original issue date of the Series A Preferred Shares.

“Investors” means (a) the VGP Investor and (b) the Management Investors and (c) other holders of Equity Interests in the Corporation or any Parent Entity on the Initial Issue Date.

“IPO” means (a) the issuance by the Corporation or any Parent Entity of common Equity Interests in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 or comparable filing in any other applicable jurisdiction) pursuant to an effective registration statement filed with the Commission or any other comparable Governmental Authority in any other applicable jurisdiction or pursuant to Rule 144A (whether as a primary offering, a secondary public offering or a combination thereof) and (b) any other transaction or series of related transactions (including any acquisition by, or combination or other similar transaction with, a special purpose acquisition company that (i) is an entity organized or existing under the laws of the U.S., any state thereof or the District of Columbia, (ii) prior to the IPO engaged in no material business or activity other than those related to becoming and acting as a special purpose acquisition company and consummating the IPO and (iii) immediately prior to the IPO had no material assets other than cash and Cash Equivalents) that results in any of the common Equity Interests of the Corporation or any Parent Entity being publicly traded on any U.S. national securities exchange or over-the-counter market or any analogous exchange or market.

“Junior Securities” means any classes or series of Common Stock and any other equity security of the Corporation other than any equity securities that are Parity Securities or Senior Equity Securities.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 7(a).

“Liquidation Preference” means, as to the Series A Preferred Shares, $1,000 per share thereof.

“Management Investors” means any individual who is a future, current or former officer, director, manager, member, member of management, employee, consultant or independent contractor of the Corporation, any Subsidiary or any Parent Entity who are (directly or indirectly through one or more investment vehicles) holders of Equity Interests in the Corporation and/or any Parent Entity and their Permitted Transferees.

“Nonpayment Event” shall have the meaning set forth in Section 8(b).

“Offering Memorandum” means the preliminary offering memorandum dated September 26, 2024, as supplemented by the related pricing term sheet dated September 26, 2024, and the final offering memorandum dated September 26, 2024, relating to the initial offering and sale of the Series A Preferred Shares.

“Parent Entity” means the Corporation and any Person that is the direct or indirect parent of the Corporation and of which the Corporation is a direct or indirect Subsidiary.

“Parity Securities” means any equity security of the Corporation with terms providing that such equity security ranks on a parity basis with the Series A Preferred Shares with respect to rights to the payment of dividends and/or distributions upon the liquidation, winding-up and dissolution of the Corporation’s affairs, as applicable.

“Paying Agent” initially means Equiniti Trust Company, LLC, the Corporation’s duly appointed paying agent for the Series A Preferred Shares, and any successor appointed under Section 9.

“Permitted Holder” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act as in effect on the date of the Certificate of Designations) so long as, in the case of this clause (b), such one or more Investors directly or indirectly collectively beneficially own more than 50% of the aggregate voting Equity Interests beneficially owned by the group.

“Permitted Parent Payments” means any dividend or distribution to a Parent Entity (i) solely used to fund Permitted Restricted Payments by such Parent Entity that would be permitted if the Series A Preferred Shares were issued by such Parent Entity; (ii) for any taxable period for which the Corporation and/or any of its Subsidiaries are members of a consolidated, combined, unitary or similar group for any U.S. federal, state, local, or non-U.S. income Tax purposes, to pay any U.S. federal, state, local, or non-U.S. income Taxes, or any franchise Taxes imposed in lieu thereof, owed by any parent of any consolidated, combined, unitary or similar group that includes the Corporation and/or any of its Subsidiaries to the extent attributable to the income of the Corporation and/or its Subsidiaries determined as if the Corporation and/or such Subsidiaries filed a consolidated, combined, unitary or similar return separately from any other members of the group (and net of any payments already made to such parent in respect of such Taxes); (iii) to pay such Parent Entity’s general operating and compliance costs and expenses (including operating expenses and other corporate overhead costs and expenses (including payroll, cash management, purchasing, insurance and hedging arrangements, management, technology and licensing arrangements, administrative, legal, audit, accounting, Tax and other reporting and similar costs and expenses)) that are incurred in the ordinary course of business or consistent with past practice or industry norms and are attributable to the ownership or operation of the Corporation and its Subsidiaries; (iv) to pay franchise, excise and similar Taxes, and other fees, Taxes and expenses, required to maintain such Parent Entity’s organizational existence; and (v) to pay salary, bonus, long-term incentive, indemnity, severance and other benefits, including payments to service providers of the Corporation and its Subsidiaries pursuant to any incentive plan (whether in the form of options, cash settled options or otherwise), as well as applicable employment, social security or similar Taxes, in each case to the extent such salary, bonuses, incentives, indemnities, severance or other benefits are incurred in the ordinary course of business or consistent with past practice or industry norms and are attributable to the ownership or operation of the Corporation and its Subsidiaries.

“Permitted Transferees” means, with respect to any Person that is a natural Person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members and (b) such Person’s estate, heirs, legatees, distributees, executors and/or administrators upon the death of such Person, or any private foundation or fund that is controlled thereby, and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Corporation or any Parent Entity.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other business entity or any government or any agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the recitals hereto.

“Preferred Stock Directors” shall have the meaning set forth in Section 8(b).

“Rating Agency” means any of the following: (a) S&P Global Ratings, a division of S&P Global Inc. (“S&P”); (b) Moody’s Investors Service, Inc. (“Moody’s”); or (c) Fitch Ratings, Inc. (“Fitch”), and, in each case, their respective successors.

“Rating Decline” means, in connection with any Change of Control, the occurrence of:

(1) during the occurrence and continuance of any period in which the Series A Preferred Shares have two or more (or, if only one of the following ratings agencies is at the applicable time providing a rating for the Series A Preferred Shares, one) ratings equal to or greater than (x) Baa3 by Moody’s, (y) BBB- by S&P and (z) BBB- by Fitch (or, if all of such entities cease to provide such ratings, the equivalent rating from any other “nationally recognized statistical rating organization” registered with the Commission) (such period, an “Investment Grade Period”), a ratings downgrade which results in the Series A Preferred Shares no longer having two (or, if only one of the preceding ratings agencies is at the time providing a rating for the Series A Preferred Shares, one) such ratings of at least BBB- or Baa3, as applicable; or

(2) during any period which is not an Investment Grade Period, a ratings downgrade of the Series A Preferred Shares by any two (or, if only one of the following ratings agencies is at the time providing a rating for the Series A Preferred Shares, one) of (x) Moody’s, (y) S&P and (z) Fitch (or, if all of such entities cease to provide such ratings, the equivalent rating from any other “nationally recognized statistical rating organization” registered with the Commission);

provided, however, that in each case such downgrade occurs on, or within 90 days after the earlier of (a) such Change of Control, (b) the date of public notice of the occurrence of such Change of Control, or (c) public notice of the intention by the Corporation to effect such Change of Control (which period shall be extended so long as the rating of the Corporation is under publicly announced consideration for downgrade by any Rating Agency); and provided further, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will be disregarded in determining whether a Rating Decline has occurred for purposes of the definition of Change of Control Trigger Event) if the Rating Agencies making the reduction in rating do not announce or publicly confirm or inform the Corporation that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); and provided further, that no Change of Control Trigger Event shall occur if following any downgrade which would otherwise result in a Change of Control Trigger Event, the ratings of the Series A Preferred Shares by at least two of the rating agencies are equal to or better than their respective ratings on the Initial Issue Date.

“Rating Event” means a change by any Rating Agency to its Equity Credit criteria for securities such as the Series A Preferred Shares, as such criteria are in effect as of the Initial Issue Date (the “Current Criteria”), which change results in (i) any shortening of the length of time for which the Current Criteria are scheduled to be in effect with respect to the Series A Preferred Shares or (ii) a lower Equity Credit being given to the Series A Preferred Shares than the Equity Credit that would have been assigned to the Series A Preferred Shares by such Rating Agency pursuant to the Current Criteria. “Equity Credit” for the purposes of the Series A Preferred Shares means the dollar amount or percentage in relation to the Liquidation Preference per Series A Preferred Share assigned to the Series A Preferred Shares as equity, rather than debt, by a Rating Agency in evaluating the capital structure of an entity.

“Record Date” means, with respect to any Dividend Payment Date, the Close of Business on the 15th day of the month of the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the record date with respect to a Dividend Payment Date will be such date as may be designated by the Board in accordance with the Corporation’s Certificate of Incorporation and Bylaws.

“Record Holder” means, (i) with respect to any Dividend Payment Date, a Holder of record of the Series A Preferred Shares as such Holder appears on the stock register of the Corporation at the Close of Business on the related Record Date, (ii) with respect to any redemption of Series A Preferred Shares by the Corporation pursuant to the provisions of Section 5 and the procedures for any such redemption pursuant to the provisions of Section 6, a Holder of record of the Series A Preferred Shares as such Holder appears on the stock register of the Corporation at the time notice of redemption is given and (iii) with respect to voting rights of the Series A Preferred Shares pursuant to the provisions of Section 8, a Holder of record of the Series A Preferred Shares as such Holder appears on the stock register of the Corporation at the Close of Business on the record date fixed in accordance with Section 8(e).

“Redemption Date” means any date fixed for redemption of any Series A Preferred Shares pursuant to the provisions of Section 5, as such date may be delayed pursuant to Section 6.

“Registrar” initially means Equiniti Trust Company, LLC, the Corporation’s duly appointed registrar for the Series A Preferred Shares, and any successor appointed under Section 8.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

“Securities Depositary” means DTC or any successor thereto.

“Senior Equity Securities” means any equity security of the Corporation issued after the Initial Issue Date with terms specifically providing that such equity security ranks senior to the Series A Preferred Shares with respect to rights to the payment of dividends and/or distributions upon the liquidation, winding-up and dissolution of the Corporation’s affairs, as applicable.

“Series A Preferred Shares” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2) any partnership, joint venture, limited liability company or similar entity of which: more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) whether in the form of membership, general, special or limited partnership or otherwise, and such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; and

(3) any other entity, the management of which is controlled, directly or indirectly (whether by way of equity ownership or contractual arrangements or otherwise), by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such date prepared in accordance with GAAP.

Unless otherwise specified herein, a “Subsidiary” shall refer to a Subsidiary of the Corporation.

“Tax” means all present or future taxes, levies, imposts, duties, assessments, charges, fees, deductions or withholdings (together with interest, penalties and other additions thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Transfer Agent” shall initially mean Equiniti Trust Company, LLC, the Corporation’s duly appointed transfer agent for the Series A Preferred Shares, and any successor appointed under Section 8.

“VGP Investor” means, collectively, (a) Venture Global Partners II, LLC and its Affiliates and (b) the funds, partnerships or other co-investment vehicles managed, advised or controlled by any Person referred to in the foregoing clause (a).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at that time entitled to vote generally in the election of the board of directors (or comparable governing body) of such Person, measured by voting power rather than number of shares. For the avoidance of doubt, the sole managing member of a sole-member-managed limited liability company owns 100% of the Voting Stock of such limited liability company and the sole general partner of a limited partnership owns 100% of the Voting Stock of the limited partnership.

Section 3. Dividends.

(a) Subject to the rights of holders of any Senior Equity Security of the Corporation ranking senior to the Series A Preferred Shares with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board, or an authorized committee thereof, out of legally available funds of the Corporation for such purpose, semi-annual cash dividends. Dividends on the Series A Preferred Shares will be cumulative from the Initial Issue Date and will be payable semi-annually in arrears on each Dividend Payment Date at the Dividend Rate. Declared dividends shall be payable no later than Close of Business on the relevant Dividend Payment Date to Record Holders on the applicable Record Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the immediately succeeding Business Day, without the accumulation of additional dividends. The Dividend Rate on the Series A Preferred Shares from, and including, the Initial Issue Date to, but excluding, the First Reset Date shall be 9.00% per annum of the Liquidation Preference. On and after the First Reset Date, the Dividend Rate on the Series A Preferred Shares for each Reset Period will be a per annum rate of the Liquidation Preference equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus a spread of 5.44% per annum; provided that the Five-Year U.S. Treasury Rate for each Reset Period will not be lower than 1.00%. “Dividend Rate” means the dividend rate on the Series A Preferred Shares from time to time, as determined pursuant to this paragraph.

(b) The Dividend Rate for each Reset Period shall be determined by the Calculation Agent as of the applicable Reset Dividend Determination Date in accordance with the terms set forth in this Section 3. Promptly upon such determination, the Calculation Agent shall notify the Corporation of the applicable Dividend Rate and amount of dividends for the Reset Period. The Calculation Agent’s determination of any Dividend Rate, and its calculation of the amount of dividends for any Dividend Period beginning on or after the First Reset Date shall be on file at the Corporation’s principal office, shall be made available to any Record Holder upon request and shall be final and binding in the absence of manifest error. The Corporation shall give notice of the relevant Five-Year U.S. Treasury Rate as soon as reasonably practicable following the determination thereof to the Transfer Agent and Registrar for the Series A Preferred Shares.

(c) Any dividend payable on the Series A Preferred Shares for any Dividend Period, including for any partial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will accumulate in each such Dividend Period from, and including, the preceding Dividend Payment Date or the Initial Issue Date, as the case may be, to, but excluding, the applicable Dividend Payment Date for such Dividend Period. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends or interest.

(d) Dividends on the Series A Preferred Shares will accumulate whether or not (i) the Corporation has earnings, (ii) there are funds legally available for the payment of such dividends, (iii) the payment of such dividends is then permitted under Delaware or other applicable law, (iv) such dividends are authorized or declared by the Board, and (v) any agreements to which the Corporation is a party (including any agreements relating to the Corporation’s indebtedness) prohibit the payment of dividends. Holders of Series A Preferred Shares will not be entitled to any dividend, whether payable in cash, property or securities, in excess of full cumulative dividends. No additional dividends, interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series A Preferred Shares. Unless full cumulative dividends have been or contemporaneously are being paid or declared and a sum sufficient for the payment thereof set apart for payment on all outstanding Series A Preferred Shares with respect to dividends through the most recent Dividend Payment Date on which dividends were to be paid in accordance with the terms of this Certificate of Designations, (i) no dividend or distribution may be declared or paid or set apart for payment on any Junior Securities (other than a dividend or distribution payable solely in Junior Securities and the liquidation, winding-up and dissolution of the Corporation’s affairs), including Common Stock, and (ii) the Corporation may not redeem, purchase or otherwise acquire any Parity Securities or Junior Securities, including Common Stock, in each case, subject to the following exceptions: (A) any dividend or distribution payable in shares of Common Stock or other Junior Securities, together with cash in lieu of any fractional share; (B) the acquisition of (i) Series A Preferred Shares or any Parity Securities in exchange for other Parity Securities (with the same or lesser aggregate liquidation amount), Common Stock or other Junior Securities or (ii) shares of Common Stock or other Junior Securities in exchange for shares of Common Stock or other Junior Securities, in each case, together with cash in lieu of any fractional share; (C) (i) payments made or expected to be made (including repurchases of Capital Stock) in respect of withholding or similar Taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Corporation or any of its Subsidiaries or any Parent Entity, or (ii) purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock in connection with any equity subscription agreement, stock option agreement, restricted stock grant, stockholders’ agreement, employee benefit or other incentive plan, including any employment contract, or similar agreement, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings or other surrender of shares to which the holder may otherwise be entitled, or that are deemed to occur, upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof or payments in respect of withholding or similar Taxes payable upon exercise or vesting thereof; (D) purchases of fractional interests in shares of Capital Stock, including payment of cash in lieu of the issuance thereof, (i) arising out of stock dividends, splits or combinations or business combinations and payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets or (ii) upon the exercise of options, warrants or similar securities or the conversion or exchange of Capital Stock; (E) purchases of Common Stock or other Junior Securities pursuant to a contractually binding requirement to buy Common Stock or other Junior Securities existing prior to the immediately preceding Dividend Period, including under a contractually binding stock repurchase plan; (F) the exchange or conversion of Junior Securities for or into other Junior Securities or of

Parity Securities for or into other Parity Securities (with the same or lesser aggregate liquidation amount) or Junior Securities and, in each case, the payment of cash in lieu of fractional shares; (G) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (H) any payments by the Corporation and its Subsidiaries pursuant to any Tax sharing agreements or other equity agreements in respect of Taxes among the Corporation, its Subsidiaries and/or any Parent Entity, in each case incurred in the ordinary course of business or consistent with past practice or industry norms and that are attributable to the ownership or operation of the Corporation and its Subsidiaries; (I) payments made in connection with or relating to any transactions effected in connection with and reasonably related to consummating an IPO or any reorganizations and other activities related to Tax planning and Tax reorganization; (J) payments in connection with any administrative services agreement, operations and maintenance agreement, marketing agreement, charter agreement, shipping agency agreement, reciprocal services agreement, excess capacity offtake agreement (including any sale and purchase agreement entered into in connection therewith) or other similar agreement or arrangement with the VGP Investor or any of its Affiliates, in each case entered into in the ordinary course of business or consistent with past practice or industry norms, or that are on terms, taken as a whole, which are fair to the Corporation or any applicable Subsidiary of the Corporation or at least as favorable to the Corporation or such Subsidiary of the Corporation as might reasonably have been obtained at such time from an unaffiliated party in each case as determined by the Corporation in good faith; (K) payments (including any payment to any Parent Entity for further payment by such Parent Entity) (i) to reimburse the VGP Investor and any of its Affiliates and designees for any reasonable or customary out-of-pocket costs and expenses incurred in connection with the provision of any management, advisory, consulting or other similar services, and (ii) to pay reasonable or customary management, monitoring, consulting and similar fees to the VGP Investor (with respect to (A) through (K)) of the foregoing, collectively, the “Permitted Restricted Payments”); and (L) any Permitted Parent Payments. Accumulated dividends in arrears for any past Dividend Period may be declared by the Board, or an authorized committee thereof, and paid on any date fixed by the Board, whether or not a Dividend Payment Date, to Holders of the Series A Preferred Shares on the Record Date for such payment, which may not be less than 10 days before the payment date of such dividend. To the extent a Dividend Period applicable to a class of Junior Securities or Parity Securities is shorter than the Dividend Period applicable to the Series A Preferred Shares (e.g., quarterly rather than semi-annually), the Board may declare and pay regular dividends with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such dividend, the Board expects the Corporation will have sufficient funds to pay the full dividend in respect of the Series A Preferred Shares on the next Dividend Payment Date.

(e) Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series A Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of the dates on which such dividends were to be made in accordance with the terms of such securities (for the Series A Preferred Shares, the relevant Dividend Payment Dates), commencing with the earliest such payment date. If less than all dividends payable with respect to all Series A Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such Series A Preferred Shares and Parity Securities at such time.

(f) So long as the Series A Preferred Shares are held of record by the nominee of the Securities Depositary, the dividends will be paid by the Paying Agent to the Securities Depositary in same-day funds on each Dividend Payment Date.

Section 4. Calculation Agent.

Unless the Corporation has validly called all of the Series A Preferred Shares for redemption on the First Reset Date, the Corporation will appoint the Calculation Agent for the Series A Preferred Shares prior to the Reset Dividend Determination Date preceding the First Reset Date and will keep a record of such appointment at the Corporation’s principal office, which will be available to any Record Holder of Series A Preferred Shares upon request. The Corporation may appoint, at any time and from time to time, any person or entity (including the Corporation or any of its Subsidiaries or Affiliates) to serve as the Calculation Agent. The Corporation may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time.

Section 5. Optional Redemption by the Corporation.

(a) Optional Redemption After the First Reset Date. At any time on or after the First Reset Date, the Corporation may, at its option, redeem, in whole or in part, on one or more occasions, the Series A Preferred Shares at a redemption price payable in cash of $1,000 (100% of the Liquidation Preference) per Series A Preferred Share plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the Redemption Date, whether or not declared. The Corporation may undertake multiple partial redemptions. For the avoidance of doubt, the Corporation shall have the right (but not the obligation) to redeem the Series A Preferred Shares as set forth in this Section 5(a) at any time on or after the First Reset Date notwithstanding the occurrence of any other event(s) that would give rise to the Corporation having an option to redeem the Series A Preferred Shares at the applicable redemption price(s) specified herein for such event(s).

(b) Optional Redemption Upon a Rating Event. At any time within 120 days after the conclusion of any review or appeal process instituted by the Corporation following the occurrence of a Rating Event, the Corporation may, at its option, redeem the Series A Preferred Shares in whole, but not in part, at a redemption price payable in cash of $1,020 per share (102% of the Liquidation Preference) per Series A Preferred Share plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the Redemption Date, whether or not declared.

(c) Optional Redemption Upon Change of Control Trigger Event. At any time within 120 days after the first date on which a Change of Control Trigger Event occurs (the “Change of Control Redemption Period”), the Corporation may, at its option, redeem, in whole or in part, on one or more occasions, the Series A Preferred Shares at a redemption price payable in cash of $1,030 (103.00% of the Liquidation Preference) per share for a Change of Control Trigger Event that occurs before September 30, 2025, $1,020 (102.00% of the Liquidation Preference) per share for a Change of Control Trigger Event that occurs on or after September 30, 2025 and before September 30, 2026 or $1,010 (101.00% of the Liquidation Preference) per share for a Change of Control Trigger Event that occurs on or after September 30, 2026 and before September 30, 2029, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the

Redemption Date, whether or not declared. The Corporation may undertake multiple partial redemptions. If the Corporation does not exercise its option to redeem all Series A Preferred Shares within the Change of Control Redemption Period, then the then-applicable Dividend Rate for the Series A Preferred Shares not so redeemed will be increased by 5.00% with effect from the first day after such Change of Control Redemption Period.

(d) Any optional redemption would be effected only out of funds legally available for such purpose and subject to compliance with the provisions of the instruments governing the Corporation’s outstanding indebtedness.

Section 6. Procedures for Optional Redemption by the Corporation.

If the Series A Preferred Shares are to be redeemed pursuant to Section 5 hereof, the notice of redemption shall be given by first class mail, postage prepaid, electronically, or pursuant to the procedures of the Securities Depository, to the Record Holders of the Series A Preferred Shares to be redeemed as such Record Holders’ names appear on the stock transfer books maintained by the Registrar and Transfer Agent at the address of such Record Holders shown therein, given not less than 10 days, nor more than 60 days, prior to the scheduled Redemption Date. Such notice, in the Corporation’s discretion, may provide that such redemption is subject to the satisfaction of one or more conditions precedent, in which case the notice shall state that, in the Corporation’s discretion, the Redemption Date may be delayed until such time as any or all conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Corporation may provide in such notice that payment of the redemption price and performance of the Corporation’s obligations with respect to such redemption may be performed by another Person it being understood that any such provision for payment by another Person will not relieve the Corporation from its obligations with respect to such redemption. Each notice of redemption shall include a statement setting forth:

(a) the Redemption Date and basis under which such Series A Preferred Shares are being redeemed;

(b) the total number of Series A Preferred Shares to be redeemed and, if less than all the outstanding shares of Series A Preferred Shares are to be redeemed, the number (and in the case of Series A Preferred Shares in certificated form, the identification) of the Series A Preferred Shares to be redeemed;

(c) the redemption price;

(d) the place where any Series A Preferred Shares in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor;

(e) that dividends on the Series A Preferred Shares to be redeemed will cease to accumulate from and after such Redemption Date; and

(f) if such redemption is being made in connection with a Change of Control Trigger Event, a brief description of the transaction or transactions constituting such Change of Control Trigger Event.

If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of Series A Preferred Shares to be redeemed will be determined by the Corporation, and such shares will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series A Preferred Shares are held of record by the nominee of the Securities Depositary, the Corporation will give notice, or cause notice to be given, to the Securities Depositary of the number of Series A Preferred Shares to be redeemed, and the Securities Depositary will determine the number of Series A Preferred Shares to be redeemed from the account of each of its participants holding Series A Preferred Shares in its participant account. Thereafter, each participant will select the number of Series A Preferred Shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Shares for its own account). A participant may determine to redeem Series A Preferred Shares from some beneficial owners (including the participant itself) without redeeming Series A Preferred Shares from the accounts of other beneficial owners.

So long as the Series A Preferred Shares are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the Redemption Date.

If the Corporation gives or causes to be given a notice of redemption, then the Corporation will deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Shares as to which notice has been given on the Redemption Date (subject to the satisfaction or waiver of all conditions), and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holder or Holders thereof upon surrender or deemed surrender of the certificates therefor (which will occur automatically if the certificate representing such Series A Preferred Shares is issued in the name of the Securities Depositary or its nominee). If a notice of redemption shall have been given, then from and after the Redemption Date, unless the Corporation defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such Series A Preferred Shares will cease to accumulate and all rights of Holders of such Series A Preferred Shares as stockholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends to, but excluding, the Redemption Date, whether or not declared. The Holders of Series A Preferred Shares will have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Corporation for any reason, including, but not limited to, redemption of Series A Preferred Shares, that remain unclaimed or unpaid after one year after the applicable Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Corporation upon the Corporation’s written request, after which repayment the Holders of the Series A Preferred Shares entitled to such redemption or other payment shall have recourse only to the Corporation.

If only a portion of the Series A Preferred Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such Series A Preferred Shares is registered in the name of the Securities Depositary or its nominee), the Corporation will issue and the Paying Agent will deliver to the Holder of such Series A Preferred Shares a new certificate representing the number of Series A Preferred Shares represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to, but excluding, the Redemption Date, whether or not declared, have been deposited by the Corporation with the Paying Agent.

The Corporation may from time to time purchase Series A Preferred Shares, subject to compliance with all applicable securities and other laws. Any Series A Preferred Shares that the Corporation redeems or otherwise acquires will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative dividends on the Series A Preferred Shares have not been paid or declared and set apart for payment, the Corporation may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Shares except pursuant to a purchase or exchange offer made on the same relative terms to all Holders of Series A Preferred Shares that are then in arrears.

Section 7. Liquidation, Dissolution or Winding-Up.

(a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, subject to the preferential rights of Senior Equity Securities with respect to such distribution, the Holders will be entitled to receive out of the assets the Corporation has legally available for distribution to its stockholders the Liquidation Preference per Series A Preferred Share, plus an amount (the “Liquidation Dividend Amount”) equal to any accumulated and unpaid dividends (whether or not declared) on such shares to, but excluding, the date of payment, before any distribution of assets upon such liquidation, winding-up or dissolution is made to the holders of any Junior Securities with respect to such distribution.

(b) In the event that, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the available assets of the Corporation are insufficient to pay the amounts payable with respect to the Liquidation Preference plus the Liquidation Dividend Amount on the shares of Series A Preferred Shares and the corresponding amounts payable on all Parity Securities in the distribution of assets, then the Holders and all holders of any such other Parity Securities will share ratably in any distribution of the Corporation’s assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation shall provide the Holders written notice of any such payment upon the Corporation’s voluntary or involuntary liquidation, winding-up or dissolution no fewer than 30 days and no more than 60 days prior to the payment date. After payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount to which such Holder is entitled, such Holder will have no right or claim to any of the remaining assets of the Corporation.

(d) The consolidation, conversion or merger of the Corporation with or into any other entity or of any other entity with or into the Corporation (including any merger or conversion in which the Corporation is not the surviving entity), or the sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business, will not be deemed to constitute a liquidation, winding-up or dissolution of the Corporation (although such events may give rise to the optional redemption rights described in Section 5).

Section 8. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 8 and as otherwise from time to time specifically required by Delaware law. In addition, notwithstanding anything herein to the contrary, Holders shall not have any voting rights, except as otherwise specifically required by Delaware law, following such time as all outstanding Series A Preferred Shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption. On any matter on which Holders are entitled to vote, such Holders will be entitled to one vote per Series A Preferred Share; provided that for any matter on which Holders are entitled to vote with the holders of any Parity Securities upon which like voting rights have been conferred and are exercisable due to the satisfaction of applicable conditions in such Parity Securities with respect to such matter (“Eligible Parity Stock”), voting together as a single class, the Holders and the holders of such Eligible Parity Stock will be entitled to cast one vote for each $25.00 of liquidation preference (in the case of the Series A Preferred Shares, the Liquidation Preference) (excluding accrued and unpaid dividends). Notwithstanding the foregoing, the Series A Preferred Shares held by the Corporation or any of its subsidiaries or controlled Affiliates will not be entitled to vote.

(b) Right to Elect Two Directors Upon Nonpayment.

(i) Whenever any dividends on any Series A Preferred Shares are in arrears for three or more consecutive semi-annual Dividend Periods (a “Nonpayment Event”), the Corporation shall promptly increase the number of directors constituting the Board by two, and the Holders and holders of any Eligible Parity Stock, voting together as a single class, shall be entitled to elect those two additional members of the Board (the “Preferred Stock Directors”). For the avoidance of doubt, in no event shall the total number of Preferred Stock Directors exceed two. The election of the initial Preferred Stock Directors following any Nonpayment Event will occur at a special meeting called by the Corporation at the request of the Record Holders and the holders of record of shares of Eligible Parity Stock collectively representing at least 25% of the aggregate liquidation preference (excluding accrued and unpaid dividends) of all outstanding Series A Preferred Shares and shares of Eligible Parity Stock; provided that, if such a request is received less than 90 days before the date fixed for the next annual or special meeting of the Corporation’s stockholders, if any, then such vote will be held at the earlier of such next annual or special meeting of the Corporation’s stockholders to the extent permitted by the Bylaws. If a special meeting is not called by the Corporation in accordance with the foregoing within 30 days after request from the Holders and holders of shares of Eligible Parity Stock in accordance with the foregoing, then the Record Holders and holders of record of shares of Eligible Parity Stock collectively representing at least 25% of the aggregate liquidation preference (excluding accrued and unpaid dividends) of all outstanding Series A Preferred Shares and shares of Eligible Parity Stock may designate a holder to call the meeting at the Corporation’s expense and, for such purpose and no other (unless provided otherwise by applicable law), such holder of Series A Preferred Shares or shares of Eligible Parity Stock shall have access to the Corporation’s stock ledger. Following the election of the initial Preferred Stock Directors, the Preferred Stock Directors will be subject to election or re-election at each subsequent annual meeting of the Corporation’s stockholders.

(ii) At each meeting at which the Holders and holders of Eligible Parity Stock are entitled to vote for the election of Preferred Stock Directors, the Record Holders and holders of record of shares of Eligible Parity Stock collectively representing at least a majority of the votes entitled to be cast in respect of such matter, present in person or represented by proxy, will constitute a quorum for the transaction of business.

(iii) Each Preferred Stock Director will be elected by a plurality of the votes cast at such meeting with respect to the election of directors; provided that in no event may any Preferred Stock Director be nominated or elected if the election of such director would cause the Corporation to violate any applicable corporate governance requirements of any exchange or automated quotation system on which the securities of the Corporation or any Parent Entity may then be listed or quoted relating to the independence of directors.

(iv) Any Preferred Stock Director may be removed at any time, with or without cause, by the Record Holders and holders of record of shares of Eligible Parity Stock collectively representing at least a majority of the votes that would be entitled to vote in the election of a Preferred Stock Director.

(v) In the event that a Nonpayment Event shall have occurred and shall not have been remedied, any vacancy in the office of a Preferred Stock Director following the initial election of Preferred Stock Directors may be filled by the vote or consent of the Preferred Stock Director remaining in office or, if none remains in office, by the vote or consent of the Record Holders and holders of record of shares of Eligible Parity Stock collectively representing at least a majority of the votes that would be entitled to vote in the election of a Preferred Stock Director; provided that in no event may any such Preferred Stock Director be appointed if the appointment of such director would cause the Corporation to violate any applicable corporate governance requirements of any exchange or automated quotation system on which the securities of the Corporation or any Parent Entity may then be listed or quoted relating to the independence of directors. Any such appointed Preferred Stock Director will serve until the earlier of his or her resignation, removal or death or the election of his or her successor at the next applicable annual or special meeting of stockholders.

(vi) Following a Nonpayment Event, if and when all accrued dividends on the Series A Preferred Shares for all past Dividend Periods shall have been fully paid (or declared and a sum sufficient for such payment shall have been set aside), the right of Holders to participate in the election of Preferred Stock Directors will cease (subject to the revesting of such right upon any subsequent Nonpayment Event) and, if any Preferred Stock Directors have been elected (unless there are outstanding shares of Eligible Parity Stock in respect of which such voting rights have been conferred and are then still exercisable), the term of office of any Preferred Stock Directors will immediately terminate, the Preferred Stock Directors shall automatically cease to be on the Board without any further action by the Corporation or the Preferred Stock Directors, and the number of directors constituting the Board shall be reduced accordingly.

(c) Other Voting Rights.

(i) So long as any of the Series A Preferred Shares are outstanding, unless the Corporation has received the affirmative approval, given in person or by proxy, either by consent without a meeting or by vote at an annual or special meeting of such stockholders, of the Holders of a majority of the voting power of the outstanding Series A Preferred Shares, voting as a separate class, the Corporation may not adopt any amendment to its Certificate of Incorporation (including this Certificate of Designations) that would have a material adverse effect on the powers, preferences, duties, or special rights of the Series A Preferred Shares; provided that, to the fullest extent permitted by law, no amendment relating to the authorization, creation or issuance of any class or series of capital stock, or an increase of the authorized amount or an increase or decrease of the par value of the shares thereof, will be deemed to materially adversely affect the terms of the Series A Preferred Shares. Unless required by law, holders of Series A Preferred Shares shall have no voting rights in connection with or relating to a merger, conversion or consolidation between the Corporation and any other entity.

(ii) In addition, so long as any of the Series A Preferred Shares are outstanding, unless the Corporation has received the affirmative approval, given in person or by proxy, either by consent without a meeting or by vote at an annual or special meeting of such stockholders, of the Holders and holders of a majority of the voting power of the outstanding Series A Preferred Shares and the outstanding shares of Eligible Parity Stock entitled to vote thereon, voting together as a class, the Corporation may not:

(A) create or issue any Parity Securities (including any additional Series A Preferred Shares) if the cumulative dividends payable on the outstanding Series A Preferred Shares (or Parity Securities, if applicable) are in arrears; or

(B) create or issue any Senior Equity Securities.

(d) For the avoidance of doubt, notwithstanding the foregoing, the Corporation may amend, alter, supplement, or repeal any terms of the Series A Preferred Shares, including by way of amendment to this Certificate of Designations, without the consent or vote of the Holders (to the fullest extent permitted by applicable law and so long as such action does not materially adversely affect the special rights, preferences, privileges, or voting powers of the Series A Preferred Shares, and limitations and restrictions thereof), for the following purposes:

(i) to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Certificate of Designations establishing the terms of the Series A Preferred Shares that may be defective or inconsistent with any other provision contained in this Certificate of Designations;

(ii) to make conforming changes to any provision relating to the Series A Preferred Shares so that such provision is not inconsistent with the provisions of the Certificate of Incorporation; or

(iii) to waive any of the Corporation’s rights with respect thereto.

In addition, without the consent or vote of the Holders, and to the fullest extent permitted by applicable law, the Corporation may amend, alter, supplement, or repeal any terms of the Series A Preferred Shares, including by way of amendment to this Certificate of Designations, in order to conform the terms thereof to the description of the terms of the Series A Preferred Shares set forth under “Description of Series A Preferred Shares” in the Offering Memorandum.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series A Preferred Shares is listed or traded at the time. Series A Preferred Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Section 9. Transfer Agent, Registrar, and Paying Agent.

The Corporation shall maintain in the United States an office or agency where Series A Preferred Shares may be surrendered for payment (including upon redemption), registration of transfer, or exchange. The initial duly appointed Transfer Agent, Registrar and Paying Agent for the Series A Preferred Shares shall be Equiniti Trust Company, LLC. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Paying Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Paying Agent, as the case may be; provided, however, that if the Corporation removes Equiniti Trust Company, LLC, the Corporation shall appoint a successor transfer agent, registrar or paying agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the Holders.

Section 10. Record Holders.

To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes.

Section 11. Notices.

The Corporation shall give all notices or communications to Holders of the Series A Preferred Shares pursuant to this Certificate of Designations in writing by first class mail, postage prepaid, electronically, or pursuant to the procedures of the Securities Depository, to the Holders’ respective addresses shown on the register for the Series A Preferred Shares. Notwithstanding the foregoing, in the case of Series A Preferred Shares held in book-entry form, the Corporation shall be permitted to send notices or communications to Holders pursuant to the procedures of the Securities Depositary, and notices and communications that the Corporation sends in this manner will be deemed to have been properly sent to such Holders in writing. When the terms herein refer to a specific agreement or other document or a decision by any body or person that determines the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof will be provided free of charge to any stockholder who makes a request therefor. Unless expressly provided herein or the context otherwise requires, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

Section 12. No Preemptive or Conversion Rights.

The Series A Preferred Shares will not be convertible into or exchangeable for any other securities or property, and the Holders will not be entitled to any preemptive or similar rights.

Section 13. Other Rights.

The Series A Preferred Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as required by applicable law. Series A Preferred Shares will not have the benefit of any sinking fund, and the Corporation is not required to set apart for payment any funds to redeem Series A Preferred Shares.

Section 14. Book-Entry Form.

(a) All Series A Preferred Shares will be represented by one or more global certificates substantially in the form attached hereto as Exhibit A and issued to the Securities Depositary from time to time, and registered in the name of its nominee (initially, Cede & Co.), for credit to an account of a direct or indirect participant in the Securities Depositary (including, if applicable, Euroclear and Clearstream), duly executed by the Corporation and authenticated by the Transfer Agent and Registrar. The Series A Preferred Shares will continue to be represented by one or more global certificates registered in the name of the Securities Depositary or its nominee, and no holder will be entitled to receive a certificate evidencing such shares unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and the Corporation has not selected a substitute Securities Depositary within 90 calendar days thereafter. Payments and communications made by the Corporation to holders will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders, each purchaser of Series A Preferred Shares must rely on (i) the procedures of the Securities Depositary and its participants (including, if applicable, Euroclear and Clearstream) to receive dividends, any redemption price, Liquidation Preference and notices, and to direct the exercise of any voting rights, with respect to such Series A Preferred Shares and (ii) the records of the Securities Depositary and its participants (including, if applicable, Euroclear and Clearstream) to evidence its ownership of such Series A Preferred Shares.

(b) Notwithstanding anything to the contrary herein, so long as the Securities Depositary (or its nominee) is the sole holder of Series A Preferred Shares, no beneficial holder of Series A Preferred Shares will be deemed to be a holder of Series A Preferred Shares, and the Securities Depositary may be treated by the Corporation, the Transfer Agent, and any agent of the Corporation or the Transfer Agent as the Holder and absolute owner of such Series A Preferred Shares for all purposes whatsoever.

Section 15. Withholding Taxes.

Notwithstanding anything to the contrary, (i) the Corporation and any applicable withholding agent shall be entitled to deduct and withhold from any amounts payable with respect to the Series A Preferred Shares any Taxes required to be so deducted and withheld under applicable law, and (ii) if the Corporation or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner, the Corporation or other applicable withholding agent may, at its option, set off such payments against payments of cash dividends, shares of Series A Preferred Shares or sale proceeds paid, subsequently paid or credited with respect to such Holder or beneficial owner.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by the undersigned this 30th day of September, 2024.

VENTURE GLOBAL LNG, INC.

By:	/s/ Keith Larson
	Name:	Keith Larson
	Title:	General Counsel

Exhibit A

[FORM OF FACE OF

9.00% SERIES A FIXED-RATE RESET CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK CERTIFICATE]

THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THE SHARES EVIDENCED HEREBY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SUCH SHARES, NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SHARES PRIOR TO THE DATE THAT IS IN THE CASE OF A RULE 144A CERTIFICATE: ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF SUCH SHARES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH SHARES OR ANY BENEFICIAL INTEREST THEREIN IN THE CASE OF A REGULATION S CERTIFICATE: 40 (FORTY) DAYS AFTER THE LATER OF (X) THE CLOSING DATE OF THE OFFERING PURSUANT TO WHICH SUCH SHARES WERE ORIGINALLY ISSUED AND (Y) THE DATE ON WHICH SUCH SHARES OR ANY PREDECESSOR OF SUCH SHARES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) (SUCH DATE, THE “RELEASE DATE”), EXCEPT (A) (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (FOR SO LONG AS THE SHARES ARE ELIGIBLE FOR RESALE UNDER RULE 144A UNDER THE SECURITIES ACT) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (5) TO THE COMPANY, PROVIDED THAT ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (1) OR (2) SHALL BE SUBJECT TO THE RIGHT OF THE COMPANY AND/OR THE TRANSFER AGENT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE U.S. AND OTHER JURISDICTIONS AND SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITH THE SELLER OR ACCOUNT’S CONTROL.

Exh A-1

IN ADDITION, THE HOLDER OF THIS SECURITY UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY FROM ONE OR MORE BOOK-ENTRY DEPOSITARIES. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE CERTIFICATE OF DESIGNATIONS, AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC OR NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Exh A-2

Certificate Number [•]	Initial Number of Shares of 9.00% Series A Fixed-Rate Reset
Cumulative Redeemable Perpetual Preferred Stock: [•]
[CUSIP: [•]]
[ISIN: [•]]

VENTURE GLOBAL LNG, INC.

9.00% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

(Liquidation Preference as specified below)

Venture Global LNG, Inc., a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. (the “Holder”), is the registered owner of [•], or as set forth in Schedule I attached hereto, fully paid and non-assessable shares of the Corporation’s designated 9.00% Series A Fixed- Rate Reset Cumulative Redeemable Perpetual Preferred Stock, with a Liquidation Preference of $1,000.00 per share (the “Series A Preferred Shares”). The Series A Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 9.00% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, of Venture Global LNG, Inc. dated September 30, 2024, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the provisions of the Series A Preferred Shares set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place. If the terms of this certificate conflict with the terms of the Certificate of Designations, then the terms of the Certificate of Designations will control to the extent of such conflict.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned this certificate, these Series A Preferred Shares shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

* * *

Exh A-3

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two authorized officers of the Corporation this [•] day of [•], 20[•].

VENTURE GLOBAL LNG, INC.

By:
Name:
Title:

By:
Name:
Title:

Exh A-4

COUNTERSIGNATURE

These are the Series A Preferred Shares referred to in the within-mentioned Certificate of Designations.

Dated: [•], [•]

Equiniti Trust Company, LLC, as Registrar and Transfer Agent

By:
Name:
Title:

Exh A-5

[FORM OF REVERSE OF

CERTIFICATE FOR SERIES A PREFERRED STOCK]

Cumulative cash distributions on each Series A Preferred Share shall be payable at the rate provided in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of stock of the Corporation authorized to be issued, including the Series A Preferred Shares, and upon the holders thereof. Such statement may be obtained from the Corporation at the Corporation’s principal executive office, which, on September 30, 2024, was located at 1001 19th Street North, Suite 1500, Arlington, VA, 22209.

Exh A-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series A Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints: [•]

as agent to transfer the Series A Preferred Shares evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee:
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exh A-7

Schedule I1

to Certificate of Designations

VENTURE GLOBAL LNG, INC.

Global Preferred Share

9.00% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

Certificate Number:

The number of Series A Preferred Shares initially represented by this Global Preferred Share shall be [•]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Series A Preferred Shares evidenced by this Global Preferred Share in the table set forth below

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.

Exh A-8